EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Loews Cineplex Entertainment Corporation of our reports dated April 15, 2005 relating to the financial statements and financial statement schedule of Loews Cineplex Entertainment Corporation, which appear in such Registration Statement. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY

July 22, 2005